EXHIBIT 5(A)(2)

                             DAVIS POLK & WARDWELL
                              450 Lexington Avenue
                              New York, N.Y. 10017
                                  212-450-4000
                                FAX 212-450-3800


                                  June 9, 2000



Federal Express Corporation
2005 Corporate Avenue
Memphis, Tennessee  38132

Ladies and Gentlemen:

     We have acted as special counsel for Federal Express Corporation, a Delaware corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of a shelf Registration Statement on Form S-3 (the "Registration Statement"). The Registration Statement relates to up to $450,000,000 aggregate principal amount of Pass Through Certificates (the "Pass Through Certificates") that may be issued by the Corporation in one or more series from time to time on a delayed basis. The Pass Through Certificates will be issued pursuant to the provisions of a Pass Through Trust Agreement to be entered into between the Corporation and First Security Bank, National Association (the "Pass Through Trustee"), substantially in the form filed as Exhibit 4(a)(1) to the Registration Statement (the "Pass Through Agreement"), as supplemented by a separate Series Supplement for each series of Pass Through Certificates (each, a "Series Supplement").

     In connection with the opinions expressed below, we have examined originals, or copies certified to our satisfaction, of such agreements, documents and certificates of governmental officials and corporate officers as we have deemed necessary or advisable as a basis for such opinions. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also examined the form of Pass Through Agreement filed with the Commission. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned thereto in the Pass Through Agreement.

     Based on the foregoing, it is our opinion that:


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     Assuming (i) the due authorization, execution and delivery of the Pass
Through Agreement and each applicable Series Supplement by each of the parties thereto (other than the Corporation), (ii) that the Pass Through Agreement and each applicable Series Supplement have not been terminated, varied, transferred or assigned, (iii) the due authorization, execution, issue, delivery and authentication by the Pass Through Trustee of the Pass Through Certificates to be issued under the Pass Through Agreement and each applicable Series Supplement, in each case in accordance with the terms of such Pass Through Agreement and each such Series Supplement and (iv) in the case of a refinancing transaction, that any outstanding equipment trust certificates previously issued by the Owner Trustee under any related Indenture have been delivered to the Indenture Trustee thereunder for cancellation and have been cancelled, (A) the Pass Through Agreement and each applicable Series Supplement, when duly executed and delivered, will constitute, valid and binding agreements of each of the parties thereto, and (B) the Pass Through Certificates, when duly authorized, executed, issued, delivered and authenticated by the Pass Through Trustee in accordance with the terms of the Pass Through Agreement and each applicable Series Supplement and sold in accordance with the related purchase agreement or underwriting agreement between the Corporation and the purchasers or underwriters, as the case may be, named therein, will be valid and binding obligations of the Pass Through Trustee and will be entitled to the benefits of the Pass Through Agreement and each applicable Series Supplement.

     In giving the foregoing opinion we do not purport to be experts on, or to express any opinion herein concerning, any laws other than the laws of the state of New York and the laws of the United States.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions "Legal Matters" and "Federal Income Tax Consequences" in the prospectus, and in any subsequently filed prospectus supplements, relating to the Pass Through Certificates that constitutes part of the Registration Statement.


                                            Very truly yours,


                                            /s/ Davis Polk & Wardwell
                                            ------------------------------------
                                            Davis Polk & Wardwell